EXHIBIT 99.1

December 20, 2007 VENTURA, CALIFORNIA- Turbodyne Technologies, Inc. announced that John R. Adams has been appointed to the position of Chief Executive Officer of the Company. He has also been elected to the Board of Directors. Mr. Adams succeeds Albert F. Case Jr. who will remain a Director and will remain as Chief Operating Officer.

Since 1988 until 2007 Mr. Adams was President of Chemical Research and Licensing Company, a unit of Shell Oil (NYSE-RDS-A), and Managing Director of CDTECH, a joint venture with Lummus Technology Inc. Prior to that position he worked for Polysar LTD, a Canadian petrochemical company, subsequently acquired by Nova Chemicals (NYSE-NCX). Mr. Adams led the acquisition of CR&L for Polysar. In 1997, CR&L was acquired by Shell Oil. He retired from CR&L in 2007.

At CR&L and CDTECH, his responsibilities included everything to do with acquiring, developing and running a worldwide provider of refining and petrochemical technology. CDTECH has grown substantially and has an excellent worldwide reputation, both with customers and competitors. Many large refiners are customers in all parts of the world. Key technology product areas, such as hydrogenation, gasoline desulfurization and alkylation, were developed and successfully marketed to produce cleaner burning hydrocarbon fuels more economically. CDTECH has about 200 US patents and a large number of patent applications worldwide.

Mr. Adams has a BSc in Chemical Engineering from the University of London, England and an MBA from Wayne State University. His career has focused on the development of strategy, technology, markets, purchasing and human resources.

Mr. Adams will be responsible for the day to day operations of the company and will lead Turbodyne's efforts to penetrate the market for its patented TurboPacTM and TurboFlowTM technology. Mr. Adams' extensive experience in the areas of intellectual property, engineering, project management will be invaluable in our efforts to address our markets.
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Mr. Adams said "I am excited to be a part of Turbodyne. Our intellectual property portfolio gives Turbodyne a serious head start in our efforts to penetrate the automotive, marine and air handling markets. Much effort has been spent in the last two years, to improve the original designs, making them lighter and more efficient with significantly improved control systems. With oil approaching $100 a barrel, our new designs represent a significant opportunity to market our technology on an international basis and should help the utilization of both existing and new engines and fuels.

ABOUT TURBODYNE TECHNOLOGIES, INC.

Turbodyne Technologies, Inc. (TRBD.OB) is a developer of patented electrically powered air movement and propulsion components that are engineered to promote lower fuel consumption and address higher emission standards for hybrid, gas and diesel internal combustion engines.

Their patented TurboPacTM design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines and increases fuel economy through both engine downsizing for hybrid, gas and diesel applications as well as low-rpm fuel burn optimization for diesel trucks and busses.

The TurboFlow(TM) design provides computer-controlled, variable high pressure, high volume air movement in a small, lightweight, low power package for a variety of applications from inflatable boat inflation and HVAC air movement to forced air induction for internal combustion engines.

Contact:
Jason M. Meyers
917-546-6640


The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors in other reports the Company files with the SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

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